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                                                                       Exhibit 1

[TERRA LOGO]

                                                           Terra Industries Inc.
                                                               600 Fourth Street
                                                                   P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                        Telefax:  (712) 277-7383
                                                         www.terraindustries.com
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                                      NEWS
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For Immediate Release                                   Contact:  Mark Rosenbury
                                                                  (712) 279-8756

          Terra Industries Receives Extension of Financing Commitment

Sioux City, Iowa, February 29, 2000 - Terra Industries Inc. (NYSE: TRA) announced today that the January 10, 2000 financing commitment received from Citibank, N.A., as Administrative Agent, and Salomon Smith Barney Inc., as Arranger, to refinance Terra's existing bank lines has been extended to March 15, 2000. The extension was agreed to in order to allow additional time to syndicate the new facility which is expected to be $225 million.

Terra Industries Inc., with 1999 revenues of $775 million, is a leading international producer of nitrogen products and methanol.